As filed with the Securities and Exchange Commission on March 23, 2009
Registration No. 333-80609

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
THE MEN’S WEARHOUSE, INC.
(Exact name of registrant as specified in its charter)
Texas
(State or other jurisdiction of incorporation or organization)
74-1790172
(I.R.S. Employer Identification No.)
6380 Rogerdale Road
Houston, Texas 77072
(281) 776-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Gary Ckodre
6380 Rogerdale Road
Houston, Texas 77072
(281) 776-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael W. Conlon
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-80609) filed on June 14, 1999 (the “Registration Statement”), pertaining to the offer and sale by the selling shareholders named in the Registration Statement of certain shares of common stock, $.01 par value per share, of The Men’s Wearhouse, Inc. (the “Registrant”) which may have been issued to the selling shareholders upon the exercise of options to purchase such shares of common stock of the Registrant. Pursuant to the Registrant’s undertaking in Part II Item 17 of the Registration Statement, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 23, 2009.

THE MEN’S WEARHOUSE, INC.
By:	/s/ GARY CKODRE
Gary Ckodre
Executive Vice President — Distribution, Logistics, Tuxedo Operations & Chief Compliance Officer